Exhibit 4.43

Network promotion service contract

Contract No.: 2022-XX-11-002

Party A, Xiamen Pupu Culture Co., LTD
Contact person: Lin Xiaoji	Tel.: 0592-5968189	WeChat ID: /
Address : 3rd Floor, No.168, Fengqi Road, Jimei District, Xiamen City
zip code :/	fax NO:/
Electronic mail f

Party B: Xiamen Jingsi Network Technology Co., LTD
Contact person: Coanne	Tel.: 0592-5028922	WeChat ID: /
Address : Unit 3,1801, Hualien Road, Siming District, Xiamen City
Postal code: 361001	fax NO:/
E-mail:/	QQ No.: /

In accordance with the relevant provisions of the Civil Code of the People’s Republic of China, party A and Party B shall, on the principle of equality, voluntary and mutual benefit, entrust Party B on the platform of Party B for the network promotion, which is fully negotiated and implemented by both parties.

one, Service matters

1. Party b is the Internet media advertising platform wide point, circle of friends, today’s headlines, quickly (hereinafter referred to as platform) “authorized network advertising agents”, party a agrees to entrust party b in party b agent the above platform for network promotion and according to the provisions of the contract to party b corresponding service fees, specific platform in attachment a platform listed in the platform shall prevail.

2. The advertising promotion agreed in this contract refers to a technical service that displays Party A’s information on the result page of the above platform and the relevant pages (collectively referred to as “Display Page”).

3. Party B shall provide professional services to Party A only by providing account opening and recharge service for Party A on the corresponding platform that requires advertising. During the service term, Party A shall operate the account by itself and provide advertisements, and Party B shall assist Party A to open an account and recharge. If Party A needs Party B to provide other services, or Party B needs to operate the account and advertise on behalf of Party B, both parties shall sign a written supplementary agreement and pay separately.

two, term of service

1 . Service term: 11/01/2022 – 12/31/2023

2. I months prior to the expiration of the contract, if both parties agree to renew the contract separately. If both parties fail to renew the contract, the contract will be automatically terminated on the date of expiration of the service term.

three, Account management

1. Party a shall provide the following information to party b to the platform for party b to apply for opening account : business license, legal representative identity certificate, the power of attorney, trademark registration certificate, patent certificate to prove the operators legal operation of valid licenses, party a to the material provided authenticity negative expensive and bear all your office.

2. Party A confirms that the following platform account belongs to the associated account of Party A and has the relevant rights and obligations of the American related account of Party A

Party A shall enjoy the rights and undertake the obligations as agreed herein: ______/____.

3. Party A shall take strict confidentiality measures for the information and password of the account. If the funds in the account are lost or fail to be fees normally due to the leakage of Party A’s password or other reasons, Party A shall bear the responsibility.

4. The ownership of the account belongs to the platform. After the expiration of the cooperation term, if both parties fail to renew the contract, the platform or Party B If stopped, Party B and the platform shall not be liable for this.

6. If the advertising content that needs to be promoted by Party A must go through the approval procedures of relevant government departments, Party A shall release the promotion only after the approval.

7. If the advertising content to be promoted by Party A fails to pass the advertising department of the platform and causes the delay of advertising release, Party A shall bear the responsibility, except if the above advertising content is produced by Party B.

Viii. Payment and account reconciliation

1. Advertising platform in this contract are prepaid phone advertising system, party a should pay attention to the account of the balance, and so on and so forth and timely transfer the money to party b account, at the same time, party b can also be according to party a account consumption and balance, by email, piece, telephone notice to party a, party a agrees to renew and payment, party b according to the payment amount of advertising platform.

Party B’s collection number is as follows :

Company name : Xiamen Jingjing Network Technology Co., LTD

Bank : Software Park Sub-branch of China Merchants Bank Co., Ltd

Account number: [*]

Without the written authorization of Party B, Party A shall not pay any money to other accounts of Party B or party B’s staff, otherwise, it shall not be deemed to be paid to Party B by Party A for the performance of this Contract, and Party A shall bear the consequences caused thereby.

2. Party b after receiving money from party a and party a in the platform account of all funds deduction consumption, party a shall issue an invoice notice to party b, after party b check, the corresponding amount to party a shall issue VAT special invoice or VAT invoice (invoice information service fee for * information technology service rate of $ % [the national tax rate of similar projects, according to the adjusted tax execution]). The billing information of Party A is as follows :

Company name : Xiamen Pupu Culture Co., LTD

Taxpayer identification number: 91350206798065312U

Registered address : Unit 836, No.5, Mushuo Road, Huli District, Xiamen City

Tel.: 05925968189

Bank of deposit : China Construction Bank Company Limited, Xiamen Science and Technology Sub-branch

Bank account number: [*]

3. If party A changes the billing information, it shall timely notify Party B by email, wechat or other means. If the invoice information is wrong due to party A’s failure of timely communication, Party A shall bear the corresponding responsibilities. If party A can’t receive the invoice due to party A’s fault, it has nothing to do with Party B. At the same time, once the invoice is issued, it will not be returned, and Party B shall not bear all the losses.

4. Account account and party a shall pay to party b, party b monthly reconciliation with party a, party b in the 10 of the corresponding data check and form the statement, party a within 3 days upon receipt of the statement of party b must be check and stamp back to party b, party a fails to check or stamp back, is deemed as party a approved party b’s statement data, party b has the right to claim directly to party a according to the statement data.

5. Service fee. Party A and Party B shall communicate before signing the contract, and the subsequent payment according to the communication standard : service fee The standard is : ____/_________

6. If party a emergency need party b prepaid payments, should be agreed by party b, party b, party b agreed to party a, party a shall party b within 3 days from the date of the advances to party b to party b to party b, if overdue, party b has the right to stop the corresponding advertising platform, at the same time, party a shall, in accordance with the contract to party b overdue payment liability for breach of contract.

Ix. Intellectual property rights

1. Both parties guarantee that the materials, information, materials and documents provided by one party to the other party are legally acquired and will not infringe the intellectual property rights and other legitimate rights and interests, otherwise, all the responsibilities shall be borne by the Provider. If the economic losses caused to the other party are caused, the Provider shall be liable for compensation.

2. Both parties guarantee that the hardware, software, program, password, trade name, technology, license, patent, trademark, technical knowledge and business process of the other party is legally owned by the other party, and shall not produce any form of transfer, transfer or share due to the signing of this contract, the party shall not have any rights or interests.

3. If one party finds that the other party has violated the above acts of intellectual property protection, it shall have the right to require the other party to immediately stop the infringement and bear the liability for compensation.

Ten, confidentiality

1 . Party A and Party B shall keep confidential the confidential information of the other party during the performance of this Contract. In addition to the performance of this Contract, the receiving receiver shall not disclose to the third party the confidential information of the other party (including its branches, holding company and joint venture) during the performance of the obligations under this Contract. Confidential information includes technical information and business information, which includes but is not limited to operation manual, technical scheme, engineering design, technical indicators, technical report, experimental data, work progress and related correspondence, etc. The business information includes but is not limited to the purchase plan of the receiver, product price, product use, negotiation between the parties, any signed documents, including all information contained in the contract, agreement, memorandum and order, but the corresponding information published by Party A through advertisements does not belong to the confidential information agreed herein.

2. Without the written consent of the other party, the receiving Party shall not use or disclose any confidential information of the other party to the other party, whether oral or written, or in the form of disk, film or electronic parts.

3. The Receiving Party shall protect the Confidential Information with care at least equivalent to protecting its own secrets and at least not less than reasonable care to prevent the theft of the Confidential Information or any unauthorized use, disclosure or dissemination of the Confidential Information.

4. Employees of the Receiving Party shall be limited to knowing the purpose necessary to access the confidential information of the other party, but shall be subject to the confidentiality provisions at least as strict as this Contract. If the employee of the other party breaches the confidentiality agreement of this contract, the other party shall be jointly and severally liable.

5. When the other party proposes to recover the confidential materials, the receiving party shall return the relevant materials and their copies to the other party, or destroy the materials and their copies at the request of the other party and provide relevant certificates.

6. Unless expressly expressed, the disclosure of the other party to the receiving Party under this Contract does not indicate the license or use of any patent, trademark, copyright, trade secret and other intellectual property rights granted to the receiving Party.

7. If either party violates the breach of the above provisions, the other party shall be entitled to take one or more of the following remedies according to the extent of the violation and the damage caused: to terminate the cooperation of the defaulting party to provide the other party with full compensation in the total contract amount ; the corresponding losses and expenses (including but not limited to attorney fees, forensic fees, etc.) :

8. The confidentiality obligations of the parties hereunder shall be valid forever unless such confidential information has been fully lawfully disclosed or the disclosing party announces that the information will not be kept confidential.

Xi. Liability for breach of contract

1. Party a overdue payment, each day overdue shall pay the amount of five out of penalty, and party b shall have the right to temporarily stop the service, so the consequences shall be borne by party a, party b does not bear any responsibility, overdue more than 15 days, party b shall have the right to unilaterally terminate the contract and require party a to pay 20% of the total contract price penalty due to breach of contract.

2. If this Contract is terminated not due to Party B’s subjective fault, or Party A unilaterally terminates this Contract in advance, the fees charged by Party B shall not be refunded. If party B causes any losses thereby, Party A shall compensate Party B for all the actual losses.

3. If this Contract is terminated in advance due to party B’s subjective fault, Party B shall refund the expenses corresponding to the payment amount not advertised by Party A. If party A causes losses, Party B shall also compensate Party A for all the actual losses.

Xii. Special disclaimer

1. Party a understand, based on the overall market interests and business needs, the media and the platform, website may not regularly to its website service content, layout, page design and other relevant aspects, such as the adjustment affect the data under this contract (including but not limited to release location data promotion time, etc.), party a will give full understanding, party b shall minimize the impact to a minimum.

2. Party A understands that in order to launch the normal operation of the platform and website, the media will shut down the website regularly or irregularly. If the advertisements under this Agreement cannot be released due to the plan, Party A will understand and Party B shall agree Notify Party A within a short time.

3. In addition to the above circumstances, if the advertising cannot be made due to the media party for other reasons, Party A shall understand and Party B shall timely notify Party A and make adjustments to the delivery plan to minimize the impact.

4. Party A agrees that if party B fails to publish the advertisement as planned due to the above circumstances, party B shall not be deemed to have breached the contract.

XIII. Anti-corruption clause

1 The parties shall urge their employees, agents, consultants and other personnel related to the performance of this Contract (collectively, “interested Personnel”) to comply with all laws and regulations related to anti-bribery road and anti-corruption, and shall not engage in any form that may involve bribery, corruption, extortion, occupation or other illegal acts.

2 . Either Party shall guarantee that the other party or the interested party of the other party is protected from any expenditure, damage, liability, loss or expense directly or indirectly caused by the violation of the party by the interested party against bribery law. In case of any violation, the party shall bear the full liability for compensation to the other party.

Notice and service

1. All notices between the two parties shall be in writing and may be delivered by special person, registered mail, express mail, fax, E-mail, etc.

2. Both sides agree that the first of the contract of the scope of contact, including the lawsuit when both sides send all kinds of notice, contract and other documents, including the contract disputes when relevant documents and legal documents, also included in the dispute into the civil procedure of preservation, filing, first instance, second instance, retrial and execution procedures of all judicial procedures.

3. The contact information determined by the parties in the first part of this contract shall be the effective communication mode. If either party makes any change, it shall promptly notify the other party in writing. Otherwise, the service of the other party to the communication mode before the change according to the service mode agreed in herein shall still be deemed as valid service, and the adverse consequences arising therefrom shall be borne by the party who fails to timely notify the party.

Xv. Application of law and dispute resolution methods

This Contract is governed by the laws of the People’s Republic of China. Any dispute arising out of this contract or in connection with this contract, both parties shall first based on the principle of mutual accommodation and negotiation, the dispute, the dispute of the local people’s court, the resulting including legal fees, legal fees, preservation, security, announcement, fee, fee, assessment, travel, auction, enforcement and all expenses shall be borne by the losing party.

16. Other agreements

1. This contract shall come into force upon the signature of both parties (signature of natural person, official seal or special seal of legal person or other organization for contract). Upon mutual agreement of both parties, this contract may be supplemented, modified, or terminated in advance.

2. In order to facilitate the signing, party a and party b by fax, electronic scanning data signed the contract, confirmation and signed face to face, confirmation has the same legal effect: for the implementation of the management of the contract, through the data, telegram (including fax, electronic data exchange and email, etc.) scanning way to sign the contract, party a and party b have by mail swap original contract obligations to the other party.

3. Party A understands that Party B has the needs of annual audit and other needs, so Party A shall not contact the advertising agency authorization / cancel the account regardless of whether the delivery is completed or whether the contract expires. If Party A needs to terminate the authorization or cancel the account, it shall notify Party B in writing 7 working days in advance and reserve time for Party B to keep the relevant information of the account.

4. Failure or delay of any party to exercise any of its rights, powers, indemnity or compensation under the Contract shall not be deemed as a waiver of such rights, indemnity or compensation. The exercise of any party rights, powers, indemnification or compensation under this Contract in whole or in part shall not affect the exercise of other rights, powers, indemnity or compensation,

5. If any content of any clause under this Contract is judged to be invalid or unenforceable, then the other contents of this clause and other provisions of this Contract shall remain in full force and effect and be not subject to the contents of such invalid clause.

6. The title of each terms of the Contract are for purposes only and shall not restrict, extend or other interpretation of the provisions of the Contract.

7. This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

This page is signed zhen (no text below)

Authorized Representative :

Date: November 01,2022	Date: November 01,2022